                           EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is made as of the 6th day of December, 2000 ("EFFECTIVE DATE"), by and between FALCON PRODUCTS, INC., a Delaware corporation ("EMPLOYER"), and DAVID L. MORLEY ("EXECUTIVE").

         WHEREAS, Employer, through its Board of Directors (the "BOARD"), considers the maintenance of a competent and experienced executive management team to be essential to the long-term success of Employer;

         WHEREAS, in this regard, Employer has determined that it is in Employer's best interest that Executive serve as the President and Chief Operating Officer of Employer, pursuant to a written employment agreement; and

         WHEREAS, Employer and Executive have agreed that this Agreement shall set forth the terms and conditions of Executive's employment by Employer;

         NOW, THEREFORE, in furtherance of the interests described above and in consideration of the respective mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1.       SERVICES

         Employer agrees to employ Executive and Executive hereby accepts such employment, in accordance with the terms of this Agreement. So long as this Agreement shall continue in effect, Executive shall devote Executive's entire working time and attention to the business, affairs and interests of Employer, shall use Executive's best efforts and abilities to promote Employer's interests and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board. Nothing contained in this Paragraph 1, however, shall prevent Executive from engaging in additional activities in connection with personal investments and community affairs provided that such additional activities are not inconsistent with, and do not interfere with Executive's duties and obligations under this Agreement.

         2.       TERM OF EMPLOYMENT

         Employment of Executive pursuant to this Agreement shall be for a period commencing on the date hereof and ending on December 31, 2001 (the "INITIAL PERIOD"), unless such employment is earlier terminated as provided in Paragraph 5 of this Agreement. At the end of the Initial Period, this Agreement will extend until terminated by either party for any of the reasons set forth in Paragraph 5 of this

Agreement. The Initial Period and the extension provided herein shall be referred to as the "TERM".

         3.       DUTIES AND RESPONSIBILITIES

         Executive shall serve as President and Chief Operating Officer of Employer for the duration of this Agreement. In the performance of Executive's duties, Executive shall report directly to Employer's Chief Executive Officer ("CEO") and shall be subject solely to the direction of the CEO and to such reasonable limits on Executive's authority as the Board may from time to time impose.

         Executive agrees to observe and comply with the rules and regulations of Employer respecting the performance of Executive's duties and agrees to carry out and perform orders, directions and policies of Employer as they may be, from time to time, stated in writing. Employer agrees that the duties that may be assigned to Executive shall be reasonable, usual and customary duties of the office or position to which Executive will from time to time be appointed or elected and shall not be inconsistent with the provisions of the charter documents of Employer or applicable law. Executive shall have such corporate power and authority as shall reasonably be required to enable Executive to perform the duties required in any office that may be held.

         Executive shall be based at the principal executive offices of Employer, except for required travel on business.

         4.       COMPENSATION (the "COMPENSATION")

         (a)      Salary.  Employer shall pay Executive an Annual Base Salary
                  ------
of $400,000 (the "ANNUAL BASE SALARY"), and shall withhold applicable tax withholding, payable in accordance with Employer's regular payroll practices in effect from time to time. The Annual Base Salary may be increased in the sole discretion of the Board. Compensation of the Executive by Annual Base Salary payments shall not prevent the Executive from participating in any other compensation or benefit plan of the Employer in which the Executive is entitled to participate, and participation in any such other compensation or benefit plan shall not in any way limit or reduce the obligation of the Employer to pay the Executive's Annual Base Salary hereunder.

         (b)      Incentive Compensation.  Executive shall participate in
                  ----------------------
Employer's executive bonus plan ("BONUS PLAN") as such plan may be amended or implemented from time to time. Executive shall be eligible for a bonus of up to 50% of the Annual Base Salary under the Bonus Plan, which bonus, if any, shall be determined by the Compensation Committee of the Board on a fiscal year basis based on the achievement of performance goals or other such criteria as may be established by the Compensation Committee (the "ANNUAL BONUS"). Upon establishment, the criteria shall be communicated to Executive in writing within a reasonable time following the commencement of the fiscal year. The Annual Bonus, if any, shall be paid to Executive at the same time as to other senior executives and not later than ninety (90) days following the end of the fiscal year ("PAYMENT DATE"). If no Bonus Plan is in effect, Executive shall still be eligible for an Annual Bonus as set forth herein, on the same basis as previously provided under the Bonus Plan. As used in this Agreement, "PRO RATA ANNUAL BONUS" means the Annual Bonus paid or payable by Employer to Executive for services rendered during the then immediately preceding fiscal year times the number of calendar days prior to employment termination in the current fiscal year divided by the number of calendar days in the immediately preceding fiscal year.

         (c)      Stock Options.  Upon execution of this Agreement, Employer
                  -------------
shall grant to Executive stock options to purchase 500,000 shares of common stock of Employer ("OPTIONS") in accordance with and pursuant to the Amended and Restated 1991 Stock Option Plan (the "STOCK OPTION PLAN"). The Options granted pursuant to this subparagraph (c) shall (i) be for a term of ten years, (ii) vest to the extent of 125,000 shares per year, over the four (4) year period commencing on the first anniversary of the date of grant, and
(iii) are intended to be incentive stock options ("ISO") under Internal Revenue Code Section 422 to the extent permitted under said Section 422 (it being understood and agreed that whether all or any portion of the options qualifies as and/or remains an ISO shall have no effect upon the vesting or exercisability thereof), subject to Employer obtaining the approval of its stockholders at the next annual stockholders' meeting with respect to the amendment to the Stock Option Plan to increase the number of shares issuable pursuant to the exercise of options granted thereunder to cover, among other things, the Options granted hereunder. Each Option shall immediately vest upon a "Change in Control" (as defined below).

         (d)      Other Benefits.  In addition to the compensation provided for
                  --------------
in subparagraphs (a), (b), and (c) above, during the term of his employment under this Agreement, Executive shall be eligible:

         (1) To participate in any and all group pension benefit programs or stock programs (other than stock programs designed for specific employees not including Executive) of Employer now or hereafter in effect and open to participation by qualifying employees, including senior executives, of Employer generally, all at levels commensurate with Executive's position, including but not limited to, participation in any qualified pension, profit sharing, 401(k) or stock option plans;

         (2) To participate in any comprehensive group medical plan and/or other group welfare benefit plans provided by Employer, to the extent allowed by the terms of such plans, all at levels commensurate with Executive's position;

         (3) For reimbursement of all reasonable and necessary business expenses incurred by Executive in performing his duties hereunder, subject to

         Executive submitting appropriate vouchers in accordance with Employer's then effective policy;

         (4) For four weeks fully paid vacation during each calendar year, in accordance with Employer's vacation policies, and sick or personal leave in accordance with the policies adopted by Employer, as from time-to-time amended; and

         (5) To participate in and receive all rights and benefits under any other plan or benefit that Employer may provide for Executive or (provided Executive is eligible to participate therein) for executive officers of Employer, as from time to time in effect, during the term of this Agreement.

         5.       TERMINATION OF EMPLOYMENT

         (a)      Termination by Employer.  Notwithstanding any provision
                  -----------------------
contained in this Agreement to the contrary, Employer shall be entitled to terminate Executive's employment hereunder (except that termination under Paragraph 5(a)(1) shall occur automatically) upon the occurrence of the following:

         (1)      The death of Executive; or

         (2) If, as a result of incapacity due to physical or mental illness or injury, Executive shall have been absent or unable to perform the essential functions of his position hereunder with reasonable accommodation for three (3) months within any twelve (12) month period, then thirty (30) days after the date of written notice, provided Executive is unable to resume his full-time duties with reasonable accommodation at the conclusion of such notice period; or

         (3)      "FOR CAUSE," which, as used in this Agreement, means
         (A) serious misconduct of Executive related to Employer's business;
         (B) any conviction or admission of a crime by Executive (other than minor traffic violations); (C) chronic absences from work by Executive other than on account of illness, injury or other reasonable basis; or
         (D) any material breach by Executive of this Agreement (including, without limitation, Paragraphs 7 through 10 hereof) or the failure by Executive to perform such duties as are assigned to Executive by the Board in accordance with Paragraph 2 hereof other than on account of illness, injury or other reasonable basis; provided that the reasons described in clauses (C) and (D) shall constitute For Cause only upon Executive's failure to correct such behavior within fifteen (15) days following written notice from Employer that includes a description of such failure(s), but Executive shall only be entitled to one cure period; or

         (4) On or after January 1, 2002, upon the giving of at least thirty (30) days' written notice of such termination of Executive's employment by Employer, for any reason whatsoever.

         (b)      Termination by Executive.  Notwithstanding any provision
                  ------------------------
contained in this Agreement to the contrary, Executive shall be entitled to terminate this Agreement upon occurrence of the following:

         (1) On or after January 1, 2002, upon the giving of at least thirty (30) days' written notice of such termination of Executive's employment by Executive; provided, however, that upon receipt of such written notice, Employer shall have the option of immediately relieving Executive of his position and continuing to pay Executive the pro rata portion of his Annual Base Salary for the thirty (30) day notice period; or

         (2) Receipt by Employer of written notice of termination of Executive's employment by Executive and a written statement from a qualified medical doctor indicating that Executive's health has become impaired to an extent that makes the continued performance of his duties hereunder likely to be hazardous to his physical or mental health or his life, provided, that, at Employer's request made within thirty (30) days of the delivery date of such written statement, Executive shall submit to an examination by a doctor selected by Employer and such doctor shall have concurred in the conclusion of Executive's doctor. Any such notice from Executive shall be effective thirty (30) days after delivery thereof to Employer; provided, however, that upon receipt of such written notice, Employer shall have the option of immediately relieving Executive of his position and continuing to pay Executive the pro rata portion of his Annual Base Salary for the thirty (30) day notice period;

         (3) "FOR GOOD REASON." For purposes of this Agreement, the term "Good Reason" shall mean the occurrence of any of the following: (i) any action by the Employer which results in a significant reduction in Executive's position, authority or duties responsibilities, including for this purpose any material change in Executive's employment location; (ii) any reduction in the compensation payable to Executive not agreed to in writing by Executive; and (iii) the material breach of any of the Company's obligations under this Agreement without Executive's expressed written consent; or

         (4) A Change in Control (as defined below) of Employer occurs and Executive gives written notice of his intent to resign within three
         (3) months of the effective date of such Change in Control (and a termination as set forth in this Paragraph (b)(4) shall be deemed to be "FOR GOOD REASON").

                  "CHANGE IN CONTROL" shall mean:

         (i) the acquisition, direct or indirect, by any individual, corporation, partnership, trust, or other entity (each, a "PERSON"), or group of Persons acting in concert following the date of this Agreement which results in such Person(s) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than twenty percent (20%) of the combined voting power of all then outstanding voting securities entitled to vote generally in the election of directors ("VOTING SECURITIES") of Employer, provided that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Employer or any subsidiary of Employer,
         (B) any acquisition by Employer, (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by Employer or any affiliate, and (D) any acquisition pursuant to a transaction in which immediately following such transaction the conditions described in clauses (A) and (B) of part (iii) of this definition are satisfied; or

         (ii) a change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either: (A) were directors on the Board at the Effective Date; (B) had been directors of Employer twenty-four (24) months prior to such change; or (C) were appointed, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who either are described under clause (A) or (B) (collectively, the "INCUMBENT BOARD"); or

         (iii) the approval by the stockholders of Employer of a reorganization, merger, or consolidation (each, a "TRANSACTION") unless, in each case, following such Transaction (A) all or substantially all of the beneficial owners of the combined voting power of all outstanding Voting Securities of Employer immediately prior to such Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of all outstanding Voting Securities of the corporation resulting from such Transaction ("RESULTING CORPORATION") in substantially the same proportions as their ownership immediately prior to such Transaction; and (B) at least a majority of the directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Transaction; or

         (iv) the approval by the stockholders of Employer of (A) a complete liquidation or dissolution of Employer or (B) the disposition of substantially all of the assets of Employer other than to a corporation with respect to which all of the following are true following such disposition: (I) more than 50% of the combined voting power of all outstanding Voting Securities of such corporation ("NEW VOTING SECURITIES") is then owned beneficially, directly or indirectly, by substantially all of the beneficial owners of the combined voting power of all outstanding Voting Securities of Employer in substantially the same proportions as their ownership of such securities of Employer immediately prior thereto; and (II) at least a majority of the directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

         (c)      Termination Date.  Termination pursuant to Paragraph 5(a)(1)
                  ----------------
shall be effective immediately upon Executive's death. Termination pursuant to Paragraph 5(a)(2) shall be effective thirty days (30) after the date of written notice. Termination For Cause shall be effective immediately upon delivery by Executive of written notice of Employer. Termination pursuant to Paragraph 5(a)(4) shall be effective thirty days (30) after the date of written notice. Termination pursuant to Paragraph 5(b) shall be effective thirty (30) days after receipt by Employer of Executive's written notice except that notice provided in connection with a termination For Good Reason shall be effective immediately upon receipt unless otherwise mutually agreed by the parties in writing at the time of such notice. Each of the effective dates described in this Paragraph 5(c) shall constitute the "TERMINATION DATE".

         6.       COMPENSATION AFTER TERMINATION

         (a)      Termination Pursuant to Paragraph 5(a)(1)-(2) and 5(b)(2).
                  ---------------------------------------------------------
In the event of a termination pursuant to Paragraph 5(a)(1), 5(a)(2), or 5(b)(2), within thirty (30) days of such termination, Employer shall pay to Executive or his legal representatives all amounts due for accrued, unpaid Annual Base Salary, Annual Bonus earned by Executive for the then most recently completed fiscal year preceding the fiscal year in which such termination occurs (to the extent not paid), vacation pay, expense reimbursement, and other Compensation including a Pro Rata Annual Bonus up to the Termination Date. Except as otherwise set forth in this paragraph, Employer shall have no further obligation to pay Compensation or post-termination Compensation to Executive after the Termination Date. Employer and Executive shall continue to have all other rights available hereunder (including, without limitation, all rights under Paragraphs 7 through 10 of this Agreement) at law or in equity.

         (b)      Termination Pursuant to Paragraph 5(b)(1) or For Cause.  In
                  ------------------------------------------------------
the event of Executive's voluntary termination of his employment hereunder, whether or not pursuant to Paragraph 5(b)(1), or termination of the Executive's employment hereunder For Cause, Employer shall pay Executive all accrued, unpaid Annual Base Salary, Annual Bonus earned by Executive for the then most recently completed fiscal year preceding the fiscal year in which such termination occurs (to the extent not paid), vacation pay, expense reimbursement, and other Compensation (except Pro Rata Annual Bonus) up to the Termination Date.
Employer shall have no further obligation to Executive to pay Compensation or post-termination Compensation after the Termination Date and Executive shall forfeit all unvested Options. Employer and Executive shall continue to have all other rights available hereunder (including, without limitation, all rights under Paragraphs 7 through 10 of this Agreement) at law or in equity.

         (c) Termination Pursuant to Paragraph 5(a)(4) or For Good Reason.
             ------------------------------------------------------------
In the event of a termination pursuant to Paragraph 5(a)(4) or for Good Reason, Employer shall pay Executive all accrued, unpaid Annual Base Salary, Annual Bonus earned by Executive for the then most recently completed fiscal year preceding the fiscal year in which such termination occurs (to the extent not paid), vacation pay, expense reimbursement and other Compensation (except Pro Rata Annual Bonus) up to the Termination Date, together with a severance payment ("SEVERANCE PAYMENT") in the amount of One Hundred Percent (100%) of his then Annual Base Salary, less applicable tax withholding, payable in equal monthly installments on the last day of each of the twelve months following the Termination Date; provided that, such obligation to make such payments shall immediately terminate upon Executive securing other full-time employment prior to the expiration of such twelve month period. Executive hereby covenants and agrees to immediately notify Employer of his securing such other employment. Notwithstanding the foregoing, if Executive's termination occurs during the Initial Period or pursuant to Paragraph 5(b)(4), the Severance Payment obligation of Employer pursuant to this subparagraph (c) shall not be reduced regardless of whether or not Executive secures other employment. Employer shall have no further obligation to pay Compensation or post-termination Compensation to Executive, except as otherwise set forth in this paragraph. Employer and Executive shall continue to have all other rights available hereunder (including, without limitation, all rights under Paragraphs 7 through 10 of this Agreement) at law or in equity.

         7.       NON-SOLICITATION OF EMPLOYEES

         Other than in the performance of his duties hereunder, during the Term and for a period of two years thereafter, Executive shall not directly or indirectly, or by assisting any other person or entity attempt to solicit, recruit, hire away, or cause to be hired away any individual who is then employed by Employer or had been employed by Employer any time during the preceding twenty-four (24) months.

         8.       CONFIDENTIAL INFORMATION

         Executive recognizes and acknowledges that Employer has developed and will develop, and has disclosed or will disclose to Executive certain proprietary information relating to Employer's business that gives Employer a competitive advantage over those in its business who do not have such information and for which it has taken reasonable efforts to maintain the secrecy thereof including, but not limited to, any written business plan or marketing plan as revised from time to time ("CONFIDENTIAL INFORMATION"). Executive will not, during or after the Term, disclose such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever other than on behalf of Employer in the ordinary course of its business, nor shall Executive make use of any such Confidential Information for his own purposes or for the benefit of any person, firm, corporation or other entity (except Employer) under any circumstances during or after the Term. As used herein, Confidential Information does not include any information that (a) was known to Executive prior to the Effective Date, free of any obligation of confidentiality;
(b) is in the public domain or generally known to those in the business at the time of disclosure or thereafter becomes part of the public domain or generally known to those in the business through no fault of Executive;
or (c) is required to be disclosed by law or regulation or judicial decree; provided, however, that Executive shall disclose Confidential Information only to the extent required and shall, to the extent practicable, give Employer prior written notice of any such disclosure required by law and shall reasonably cooperate with Employer in obtaining a protective order or such similar protection as Employer may deem appropriate at Employer's sole expense. Executive acknowledges and agrees that all memoranda, books, papers, letters, formulae, software and other data, and all copies thereof in whatever form, that embody or contain Confidential Information, whether made by him or otherwise coming into his possession, are owned exclusively by the Employer (other than any memoranda, books, papers, letters, formulae, software and data purchased or licensed from third parties) and on termination of his employment, or on demand of the Employer, at any time, to deliver the same (whether owned, developed, licensed, or purchased by Employer) to the Employer.

         9.       ASSIGNMENT OF INVENTIONS

         If Executive individually or jointly made or conceived of any invention, technique, process, or other know-how, whether patentable or not, in the course of performing services for Employer (collectively "INVENTIONS"), Executive agrees to assign to Employer Executive's entire right, title and interest in any such inventions. Executive further agrees to promptly disclose any such inventions to Employer and will, upon request, promptly sign a specific assignment of title to Employer and assist in any way reasonably necessary to enable Employer to secure patent, trade secret or any other proprietary rights in the United States or foreign countries.

         10.      REMEDIES FOR ENFORCEMENT OF RESTRICTIVE COVENANTS

         (a)      Blue-Pencil.  If any court of competent jurisdiction shall
                  -----------
deem any provision in Paragraphs 7 through 9 of this Agreement (collectively, "RESTRICTIVE COVENANTS") or any application of any such Restrictive Covenant too restrictive or void for any reason, the other provisions of the Restrictive Covenants shall stand, and the court shall modify the Restrictive Covenants to the point of greatest restriction permissible by law.

         (b)      Remedies.  Executive and Employer agree that the Restrictive
                  --------
Covenants are reasonable and necessary to protect the legitimate business interests of Employer and that in the event of any breach of any of them by Executive, Employer will have no adequate remedy at law and will suffer irreparable damages not precisely measurable in money. Consequently, Executive agrees and acknowledges that any breach or threatened breach of any or all of the Restrictive Covenants will furnish a basis for Employer to obtain a restraining order and a temporary and permanent injunction to arrest or prevent such breach, without waiving any right to damages for any breach which may occur and without the requirement of posting bond or other security.

         11.      EXECUTIVE ASSISTANCE

         Both during and after Executive's employment with Employer, Executive shall, upon reasonable notice, furnish Employer with such information as may be in Executive's possession or control, and cooperate with Employer, as Employer may reasonably request (with due consideration to Executive's business activities and obligations after the Term), in connection with any litigation, claim, or other dispute in which Employer or any of its affiliates is or may become a party (other than any litigation in which Executive's interests conflict with or are adverse to Employer's interests). Employer shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in fulfilling Executive's obligations under this Paragraph.

         12.      ARBITRATION

         Unless otherwise indicated, any dispute arising out of the terms and conditions of this Agreement shall be settled by arbitration in St. Louis, Missouri, in accordance with the rules of the American Arbitration Association then in effect.

         13.      SUCCESSORS AND ASSIGNS; ASSUMPTION BY SUCCESSORS

         This Agreement may not be assigned by any party hereto; provided that Employer may assign this Agreement in connection with a Change of Control transaction, to the surviving corporation or purchaser as the case may be, so long as such entity assumes and pays Employer's obligations hereunder.

         14.      NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

         If to Employer:                    Falcon Products, Inc.
                                            9387 Dielman Industrial Drive
                                            St. Louis, MO 63132
         Attention:                         Franklin A. Jacobs
         Telephone No:                      (314) 991-9200
         Facsimile No.:                     (314) 991-9295

         with a copy to:                    Gallop, Johnson & Neuman, L.C.
                                            Suite 1600
                                            101 South Hanley
                                            St. Louis, MO 63105
         Attention:                         Robert H. Wexler, Esq.
         Telephone No.:                     (314) 862-1200
         Facsimile No.:                     (314) 862-1219

         If to Executive:                   David L. Morley

                                            --------------------------------

                                            --------------------------------
         Telephone No.:                     (314)
                                                  --------------------------
         Facsimile No.:                     (314)
                                                  --------------------------

         with a copy to:                    Thompson Coburn, L.L.P.
                                            One Firstar Plaza
                                            St. Louis, Missouri 63101
         Attention:                         Richard E. Jaudes, Esq.
         Telephone No.:                     (314) 552-6000
         Facsimile No.:                     (314) 552-7000

         15.      INVALIDITY/WAIVER OF BREACH

         The invalidity or unenforceability of any provision or application of this Agreement shall not affect the validity or enforceability of any other provisions or applications, which shall remain in full force and effect. Waiver by any party of a breach of any provision or application of this Agreement shall not operate as or be construed as a waiver by such party of any subsequent breach hereof.

         16.      ENTIRE AGREEMENT; WRITTEN MODIFICATION

         This Agreement contains the entire agreement between the parties concerning the employment of Executive by Employer. No modification, amendment or waiver of any provision hereof shall be effective unless in writing and signed by the party against whom such provision as modified or amended or such waiver is sought to be enforced. This Agreement may be executed in multiple originals.

         17.      GOVERNING LAW

         Except as otherwise expressly provided herein with respect to indemnification, this Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Missouri, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the parties have executed or caused to be executed this Employment Agreement as of the day and year first above written.


                               FALCON PRODUCTS, INC.


                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                    ------------------------------------


                               EXECUTIVE


                               -----------------------------------------
                               David L. Morley